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                                                                      Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
-----------------------------------------------

                                                  Fiscal Three Months Ended          Fiscal Six Months Ended
                                               -------------------------------   -------------------------------
                                               Sept. 27, 1996   Sept. 29, 1995   Sept. 27, 1996   Sept. 29, 1995
                                               --------------   --------------    -------------   --------------
PRIMARY
-------

Average shares outstanding                        8,928,000       8,963,000          8,953,000       8,971,000

Net effect of dilutive stock options -
based on the treasury stock method using
average market price                                157,000         142,000            157,000         139,000
                                                 ----------      ----------        -----------      ----------

                TOTAL                             9,085,000       9,105,000          9,110,000       9,110,000
                                                 ==========      ==========        ===========      ==========

Net income                                       $5,273,000      $5,116,000        $11,731,000      $8,880,000
                                                 ==========      ==========        ===========      ==========

Net income per share                             $      .58      $      .56        $     1.29       $      .97
                                                 ==========      ==========        ===========      ==========

FULLY DILUTED
-------------

Average shares outstanding                        8,928,000       8,963,000          8,953,000       8,963,000

Net effect of dilutive stock options -
based on the treasury stock method
using greater of average or period -
end market price                                    185,000         153,000            185,000         153,000
                                                 ----------      ----------        -----------      ----------

     TOTAL                                        9,113,000       9,116,000          9,138,000       9,116,000
                                                 ==========      ==========        ===========      ==========

Net income                                       $5,273,000      $5,116,000        $11,731,000      $8,880,000
                                                 ==========      ==========        ===========      ==========

Net income per share                             $      .58      $      .56        $     1.28       $      .97
                                                 ==========      ==========        ===========      ==========